Exhibit 99.1

PRESS RELEASE

White River Capital, Inc. www.WhiteRiverCap.com (NYSE MKT: RVR)

Contact:	Martin J. Szumski Chief Financial Officer

Address:	6051 El Tordo P.O. Box 9876 Rancho Santa Fe, CA 92067

Phone:	(858) 997-6740

November 7, 2012

WHITE RIVER CAPITAL, INC. ANNOUNCES
RESULTS FOR THIRD QUARTER 2012

•	Third Quarter 2012 Net Income was $2.5 million
•	Book Value per Share was $21.49

Rancho Santa Fe, California . . . White River Capital, Inc. (NYSE MKT: RVR) (“White River”) today announced net income for the third quarter 2012 of $2.5 million, or $0.71 per diluted share, compared to third quarter 2011 net income of $2.9 million, or $0.79 per diluted share. The net income results for the third quarter of 2012 are due to the following:

o	$4.2 million of earnings from operations contributed by the Coastal Credit LLC (“Coastal Credit”) subsidiary, and
o	$0.5 million of operating expenses at the holding company, and income tax expense of $1.2 million.

Martin Szumski, Chief Financial Officer, stated, "Coastal Credit’s 30+ day delinquency was 3.2% at September 30, 2012 compared to 2.0% at December 31, 2011. Coastal Credit’s allowance for loan losses as a percentage of finance receivables, net of unearned finance charges was 5.14% at September 30, 2012 compared to 5.68% at December 31, 2011. With the recent personnel reductions by the U.S. military, which are limiting reenlistments, individuals are being released into a civilian job market that, while improving, is still experiencing high unemployment. These reductions by the U.S. military had been anticipated and the results of the reductions are now contributing to the recent increase in charge-offs and delinquencies. Once the U.S. military reaches its personnel targets, we expect delinquency and charge-offs to return to normalized levels.”

Mr. Szumski continued, "During the challenging economic conditions of the past four years, we have worked diligently to operate at delinquency and charge-offs well below normal sub-prime lenders.  We were successful in doing so while still generating strong growth. We have found that it is now increasingly difficult to meet both objectives as the economy improves and competition has intensified. As such, we have made the decision to allow charge-offs and delinquency to move toward levels consistent with this business sector. This action is expected to improve our ability to grow more in line with that which was achieved over the past several years.  We have begun to reduce the allowance for loan losses to reflect the overall improvements in the U.S. economy as seen by the recent reductions in unemployment and the strengthening in the housing market.  Even with the reduction in the allowance for loan losses, these reserves continue to exceed the annualized net charge-offs incurred reflecting a cautious outlook on the economy and the increased competition in this sector.”

DIVIDEND

As previously announced, White River paid a quarterly dividend of 25 cents per share on its common stock on August 22, 2012.

STOCK REPURCHASE PROGRAM

Under a stock repurchase program announced on August 11, 2011, White River is authorized to repurchase up to 250,000 shares of its outstanding common stock, from time to time and subject to market conditions, on the open market or in privately negotiated transactions. As of September 30, 2012, White River has repurchased 62,829 shares of its outstanding common stock under this program at an average price per share of $19.40.

PROVISION FOR LOAN LOSSES

The consolidated provision for loan losses was $1.0 million compared to $0.9 million for the quarters ended September 30, 2012 and 2011, respectively.

The following table documents the quarterly provision, allowance for loan losses and net charge offs at Coastal Credit for the third quarter 2010 through the third quarter 2012:

Quarter	Provision (in millions)	Allowance for Loan Losses as a Percent of Finance Receivables	Annualized Net Charge-offs as a Percent of Finance Receivables
3rd 2012	$1.0	5.14%	3.57%
2nd 2012	$1.3	5.38%	3.61%
1st 2012	$1.3	5.54%	3.71%
4th 2011	$1.3	5.68%	3.87%
3rd 2011	$0.9	5.83%	2.81%
2nd 2011	$0.7	6.07%	2.99%
1st 2011	$1.1	6.59%	4.14%
4th 2010	$1.3	6.92%	5.17%
3rd 2010	$1.6	7.19%	5.21%

This provision for loan losses at Coastal Credit reflects management’s assessment of the reserves necessary for the current credit environment.

CREDIT QUALITY

The following tables set forth delinquency, charge-off and allowance levels for the Coastal Credit portfolio:

Coastal Credit LLC
Delinquency Rates Experienced - Finance Receivables
(in thousands except percentages)

	September 30, 2012		December 31, 2011		September 30, 2011

Finance receivables - gross balance	$145,788		$137,277		$133,928

Delinquencies:
30-59 days	$1,607	1.1%	$1,317	1.0%	$1,225	0.9%
60-89 days	1,357	0.9%	689	0.5%	512	0.4%
90+ days	1,698	1.2%	697	0.5%	442	0.3%
Total delinquencies	$4,662	3.2%	$2,703	2.0%	$2,179	1.6%

Coastal Credit LLC
Allowance for Loan Losses - Finance Receivables
(in thousands except percentages)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Balance at beginning of period	$7,703	$7,703	$7,703	$8,153
Charge-offs	(1,932)	(1,614)	(5,782)	(5,051)
Recoveries	647	686	1,916	1,924
Provision for loan losses	985	928	3,566	2,677

Balance at the end of the period	$7,403	$7,703	$7,403	$7,703

Finance receivables, net of unearned finance charges	$144,022	$132,070	$144,022	$132,070

Allowance for loan losses as a percent of finance receivables, net of unearned finance charges	5.14%	5.83%	5.14%	5.83%

Annualized net charge-offs as a percent of finance receivables, net of unearned finance charges	3.57%	2.81%	3.58%	3.16%

Allowance for loan losses as a percent of annualized net charge-offs	144.03%	207.52%	143.62%	184.75%

ABOUT WHITE RIVER AND COASTAL CREDIT

Founded in 2004, White River is the holding company for Coastal Credit LLC.

Coastal Credit LLC is a specialized auto finance company, headquartered in Virginia Beach, Virginia, engaged in acquiring sub-prime auto receivables from both franchised and independent automobile dealers which have entered into contracts with purchasers of typically used, but some new, cars and light trucks.  Coastal Credit then services the receivables it acquires. Coastal Credit commenced operations in Virginia in 1987 and conducts business in 27 states – Alaska, California, Colorado, Delaware, Florida, Georgia, Hawaii, Illinois, Indiana, Kansas, Kentucky, Louisiana, Maryland, Mississippi, Missouri, Nevada, New Mexico, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia and Washington – through its 14 branch locations. The Coastal Credit receivables portfolio, net of unearned finance charges, was $144.0 million at September 30, 2012.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Additional information about White River is available at White River’s web site located at: www.WhiteRiverCap.com.

This site includes financial highlights, stock information, public filings with the U.S. Securities and Exchange Commission (the "SEC"), and corporate governance documents.

The SEC public filings available for review include but are not limited to:

o	its Annual Report on Form 10-K for the year ended December 31, 2011,
o	its Proxy Statement on Schedule 14A dated March 30, 2012, and
o	its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

White River’s public filings with the SEC can also be viewed on the SEC’s website at: www.sec.gov.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about White River that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Such information includes forward-looking statements above regarding the future financial performance of Coastal Credit and also White River's prospects for future earnings, earnings volatility and the likelihood of recognizing future value from its deferred tax assets. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of White River. White River cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to:

•	losses and prepayments on our receivable portfolios;
•	general economic, market, or business conditions;
•	changes in interest rates, the cost of funds, and demand for our financial services;
•	changes in our competitive position;
•	our ability to manage growth and integrate acquired businesses;
•	the opportunities that may be presented to and pursued by us;
•	competitive actions by other companies;
•	changes in laws or regulations;
•	changes in the policies of federal or state regulators and agencies.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, White River's results could differ materially from those expressed in, implied or projected by such forward-looking statements. White River assumes no obligation to update such forward-looking statements.

WHITE RIVER CAPITAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

ASSETS	September 30, 2012	December 31, 2011

Cash and cash equivalents	$4,397	$3,244
Finance receivables—net	124,084	114,716
Deferred tax assets—net	33,153	36,489
Other assets	847	861

TOTAL	$162,481	$155,310

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Line of credit	$84,000	$81,000
Accrued interest	202	183
Other payables and accrued expenses	2,094	2,398

Total liabilities	86,296	83,581

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred Stock, without par value, authorized 3,000,000 shares; none issued and outstanding	—	—
Common Stock, without par value, authorized 20,000,000 shares; 3,544,825 and 3,534,480 issued and outstanding at September 30, 2012 and December 31, 2011, respectively	174,588	174,328
Accumulated deficit	(98,403)	(102,599)

Total shareholders’ equity	76,185	71,729

TOTAL	$162,481	$155,310

WHITE RIVER CAPITAL, INC. AND SUBSIDIARIES
Book Value per Share and Equity Ratios
(Unaudited)
(Dollars in thousands except per share amounts)

	September 30, 2012	December 31, 2011

Total shareholders’ equity	$76,185	$71,729
Assets	$162,481	$155,310
Shares outstanding	3,544,825	3,534,480

Book value per share	$21.49	$20.29
Equity/ assets	46.9%	46.2%

WHITE RIVER CAPITAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands except per share amounts)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
INTEREST:
Interest on receivables	$9,229	$9,038	$27,448	$26,084

Interest expense	(619)	(471)	(1,834)	(1,385)

Net interest margin	8,610	8,567	25,614	24,699

Provision for loan losses	(985)	(928)	(3,566)	(2,683)

Net interest margin after provision for loan losses	7,625	7,639	22,048	22,016

OTHER REVENUES (EXPENSES):
Salaries and benefits	(2,654)	(2,312)	(7,710)	(6,947)
Other operating expenses	(1,162)	(1,005)	(3,690)	(3,427)
Change in fair market valuation of creditor notes payable	—	—	—	43
Other expense	(73)	(88)	(375)	(313)

Total other expenses	(3,889)	(3,405)	(11,775)	(10,644)

INCOME BEFORE INCOME TAXES	3,736	4,234	10,273	11,372

INCOME TAX EXPENSE	(1,217)	(1,383)	(3,420)	(3,888)

NET INCOME	$2,519	$2,851	$6,853	$7,484

NET INCOME PER COMMON SHARE (BASIC)	$0.71	$0.79	$1.93	$2.06

NET INCOME PER COMMON SHARE (DILUTED)	$0.71	$0.79	$1.93	$2.06

BASIC WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	3,544,825	3,588,898	3,543,811	3,630,041

DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	3,549,447	3,592,497	3,546,248	3,635,438

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